                                                                  EXHIBIT 10.3


                        AGREEMENT FOR PURCHASE AND SALE

     AGREEMENT made this      day of April, 1996, between CONSOLIDATED SUNSET
LIMITED PARTNERSHIP, a California limited partnership, with offices at 10670 North Central Expressway, Dallas, Texas 75231 ("Seller"), and BAY APARTMENT COMMUNITIES, INC., a Maryland corporation, with offices at 4340 Stevens Creek Blvd., Ste. 275, San Jose, California 95129 ("Purchaser");

WITNESSETH THAT PURCHASER AND SELLER HAVE AGREED AS FOLLOWS:

                                   ARTICLE I

                        AGREEMENT FOR PURCHASE AND SALE

     Seller agrees to sell and cause to be conveyed to Purchaser, and Purchaser agrees to purchase, the following property (collectively, the "Project"):

     (a) The real property located in the City and County of San Francisco, State of California, described on EXHIBIT 1.1 (the "Land") together with the existing improvements thereon situated and all appurtenances thereto (together, the "Property");

     (b) The Seller's interest in any leases affecting the Property;

     (c) Seller's right, if any, to the use of the name "Sunset Towers" in connection with the Property; and

     (d) All fixtures and articles of personal property attached or appurtenant to or used in connection with the Property which are owned by Seller and located at the Property.

                                   ARTICLE 2

                                 PURCHASE PRICE

     2.1 The purchase price (the "Purchase Price") for the Project is Twenty Four Million One Hundred Thousand AND 00/100 DOLLARS ($24,100,000.00), payable in federal funds for immediate credit to Seller on the Closing Date, in such manner, place and account as Seller may, by prior notice, instruct.

     2.2 (a) Within three (3) business days after the execution of this Agreement, Purchaser shall deliver the sum of $150,000 (the "Initial Deposit") to the Title Company named in Article 5 below ("Escrow Agent") to be held in escrow pursuant to the terms of this Agreement pending the Closing. Upon the expiration of the Inspection Period, Purchaser shall deliver an additional $250,000 (the "Additional Deposit") to the Escrow Agent to be held as part of the Deposit pursuant to the terms of this Agreement pending the Closing.

     (b) As used in this Agreement, the term "Deposit" shall mean, when made pursuant hereto, the Initial Deposit and the Additional Deposit and accrued interest thereon, if any, held by Escrow Agent hereunder. Except as otherwise provided in this Agreement, if Purchaser desires to terminate this Agreement pursuant to a specific right granted to Purchaser in any section of this Agreement, Purchaser shall effect such termination by giving written notice thereof to Seller and Escrow Agent within any applicable time period provided therefore in this Agreement, and upon receipt of such notice, the Escrow Agent shall return the Deposit to Purchaser, this Agreement shall wholly cease and terminate, no party to this Agreement shall have any further claim against, or obligation to, any other party to this Agreement, and the lien, if any, of Purchaser against the Project shall automatically cease and terminate.

                                   ARTICLE 3

                         PHYSICAL CONDITION OF PROJECT

     Purchaser has inspected the Project and will continue to inspect the Project during the hereinafter described Inspection Period to the extent Purchaser deems necessary in connection with the transactions contemplated by this Agreement. Purchaser acknowledges that Seller has not made and does not make and is
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unwilling to make any express or implied representations or warranties as to the present, past or future physical condition, income, expenses, operation, legality of occupancy or any other matter affecting or related to the Project except as specifically set forth in this Agreement. No representation, warranty or covenant made by Seller in this Agreement or any document delivered pursuant hereto shall survive the Closing except as expressly provided in this Agreement. Purchaser agrees to purchase the Project in its "AS IS" condition on the Closing Date. Purchaser has not relied upon, and Seller is not liable or bound in any manner, by any verbal or written statements, representations, real estate brokers' "setups"or information pertaining to the Project furnished by any real estate broker, agent, employee, servant or other persons unless the same are expressly set forth in this Agreement. The delivery of the deed by Seller, and the acceptance of the deed by Purchaser, shall be deemed to be the full performance and discharge of every obligation of Seller to be performed under this Agreement prior to the Closing Date and the truth or waiver of every representation or warranty made by Seller in this Agreement or in any Exhibit attached hereto or in any document, certificate, affidavit or other instrument delivered by Seller or its agents at or in connection with the Closing, except for those warranties, representations and obligations of Seller which this Agreement expressly provides are to survive the Closing.

     Seller represents to Purchaser as follows:

          (a) to Seller's knowledge, the Project has no material structural defects;

          (b) to Seller's knowledge, Seller has not received any notices of violation of any laws, statutes, ordinances, rules or regulations with respect to the Project that remain uncured;

          (c) the Project is not subject to any outstanding agreements of sale, rights of first refusals, or other rights of third parties to acquire the Project;

          (d) Seller is the legal and equitable owner of fee simple title to the Project;

          (e) Seller is not a party to any litigation, arbitration or administrative proceeding relating to the Project other than litigation which has been turned over to Seller's insurance carrier and in which such carrier has accepted defense of such action without reservation of right;

          (f) Seller is duly organized, validly existing and in good standing under the laws of the state of California;

          (g) Seller has all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all consents which are necessary to authorize or enable it to execute and deliver this Agreement, and upon obtaining the approval described in Section 15.12 to consummate the transactions contemplated in this Agreement, and to perform all of its obligations under this Agreement;

          (h) to Seller's knowledge, Seller has not received any notices of violation (and Seller has no knowledge of any violation) of any laws, statutes, ordinances, rules or regulations with respect to the environmental condition of the Project; and

          (i) all management contracts and employment contracts with respect to the Project will be terminated as of Closing.

     As used herein, the term "Seller's knowledge" shall mean the current actual knowledge, without investigation other than reasonable inquiry of the property manager, of the Seller's "asset manager" for the Project, being the officer of Seller's general partner with direct oversight responsibility for the Project.

                                   ARTICLE 4

                        PERMITTED ENCUMBRANCES TO TITLE

     Purchaser agrees to accept title to the Property subject to the following matters (collectively, the "Permitted Encumbrances"):

          (a) written leases for apartment space within the Property.

          (b) Liens securing payment of all non-delinquent ad valorem, intangible and other non-delinquent real and personal property taxes, special and general assessments, school taxes, and water and sewer

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     charges against the Property or the personal property covered by this
     Agreement for the tax year in which the Closing Date occurs and subsequent years.

          (c) Zoning ordinances and regulations and building restrictions and regulations affecting the Property on the Closing Date.

                                   ARTICLE 5

                      CONDITION OF TITLE, TITLE INSURANCE

     5.1 Seller shall promptly deliver a copy of its existing survey for the Project, if any, to Purchaser. Seller shall promptly obtain from Commonwealth Land Title Insurance Company or its agent, (the "Title Company") a preliminary title report or commitment (the "Title Commitment") to issue an ALTA Owner's Extended Coverage Policy of Title Insurance (1970 Form B, Rev. 10/17/70) (the "Title Policy") insuring Purchaser's title to the Property in the amount of the Purchase Price, subject only to the Permitted Encumbrances and other liens and encumbrances not constituting objections to title in accordance herewith. A copy of the Title Commitment and the documents of record reflected therein shall be furnished to the Purchaser. On or before the expiration of the Inspection Period, Purchaser shall give written notice (the "Objection Notice"), which may be included in Purchaser's Ratification Notice (defined in Article 14), to the attorneys for Seller of any conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Agreement (the "Objections") separately specifying and setting forth each of such Objections. If Purchaser timely gives Seller an Objection Notice, then all matters disclosed on the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Encumbrances. If Purchaser fails to timely give Seller an Objection Notice, then all matters disclosed on the Title Commitment shall be deemed to be Permitted Encumbrances.

     5.2 Seller shall not be required, however, to expend any money or bring any action or proceeding or do any other thing in order to deliver the Project or title to the Property as required by this Agreement; provided, however, that Seller agrees to pay off any deeds of trust and satisfy or caused to be released any other monetary liens on or before Closing. If Seller gives Purchaser notice (the "Response Notice") that Seller is unable to convey the Project or title to the Property as required by this Agreement, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Agreement in which event the Deposit shall be returned to Purchaser.

     If Purchaser fails to give notice of its election to accept Seller's title within such five (5) day period, Purchaser shall be deemed to have elected to terminate this Agreement and the Deposit shall be returned to Purchaser.

     5.3 The existence of liens or encumbrances other than the Permitted Encumbrances or those which are permitted by this Agreement shall be deemed to be Permitted Encumbrances if the Title Company will insure Purchaser's title clear of the matter or will insure against the enforcement of such matter out of the Property in a manner reasonably acceptable to Purchaser. Unpaid liens for real estate and personal property taxes for years prior to the fiscal year in which the Closing Date occurs and any other matter which Seller is obligated to pay and discharge at the Closing shall not be deemed objections to title, but the amount thereof chargeable to Seller, plus interest and penalties thereon, if any, shall be deducted from the Purchase Price on the Closing Date and paid to the Title Company for the payment of such matters.

     5.4 Seller shall pay the deed transfer tax and one half of the escrow fees of the Title Company. Purchaser shall pay the cost of obtaining the Title Commitment, Title Policy, and the recording costs and expenses in connection with the Closing.

                                   ARTICLE 6

                                    CLOSING

     6.1 The consummation of the transactions described in this Agreement (the "Closing") shall occur on June 14, 1996, provided, however, that if such date falls on a Saturday, Sunday, or holiday on which banks

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located in the vicinity of the Property are closed, the Closing shall occur on the second business day thereafter (the "Closing Date") commencing at 10:00 A.M. local time, at the offices of the Escrow Agent. TIME IS OF THE ESSENCE IN REGARD TO THE PERFORMANCE BY PURCHASER AND SELLER OF ALL OF THE PROVISIONS Of THIS AGREEMENT.

     6.2 Upon Purchaser's delivery of all required documents and instruments and its payment of the Purchase Price and other amounts required herein, Purchaser and Seller shall prepare and sign a closing statement reflecting the adjustments and payments made and agreements in connection therewith. The parties shall deliver a copy of the closing statement and all of the aforesaid documents to the Title Company which shall do the following:

          (a) Record the deed.

          (b) Deliver to Seller and Purchaser or other appropriate party the documents and payments delivered to it as escrow holder for delivery to such party.

          (c) Pay all recording taxes and transfer fees and all filing fees reflected on the closing statement.

     6.3. It is a condition to Purchaser's obligation to close that at Closing
(i) the Purchaser receives the Title Company's commitment to insure Purchaser's title subject only to the Permitted Encumbrances and other matters not deemed objections to title hereunder, and (ii) Seller is not in default under this Agreement.

                                   ARTICLE 7

                       DOCUMENTS REQUIRED ON CLOSING DATE

     7.1 At or prior to the Closing, Seller shall execute and/or deliver the following to Purchaser:

          (a) Grant Deed.

          (b) Bill of Sale and Assignment of Leases, Warranties and Service Contracts, pursuant to which Seller assigns and conveys to Purchaser (i) all personal property covered by this Agreement, (ii) all service contracts and all other service agreements relating to the Project, (iii) Seller's interest as landlord in and to all tenant leases of portions of the Property, and (iv) to the extent transferable, any warranties, operating permits, and the Seller's right, if any, to the use of the name "Sunset Towers" in connection with the Property.

          (c) Plans and specifications for the Property, if in the possession of Seller, which shall be delivered to Purchaser at the Property.

          (d) A rent roll for the Property certified by Seller (the "Rent Roll") listing each tenant, the monthly base rent payable, lease expiration date and unapplied security deposit as of the Closing Date, and any unexpired tenant concessions.

          (e) The originals or copies (to the extent the originals cannot be located) of the leases described in the Rent Roll, and all tenant files, which shall be delivered to Purchaser at the Property.

          (f) Authority documents of Seller authorizing the execution, delivery and performance by Seller of this Agreement and each document to be executed and delivered by Seller in connection with this Agreement and designating one or more officers to execute documents in the Seller's name in connection herewith, certified as correct and complete by Seller together with an incumbency certificate for each person executing documents on behalf of Seller.

          (g) All costs and fees required to be paid by Seller pursuant to
     ARTICLE 8.

          (h) Such other documents and instruments as may be required by this Agreement or by the Title Company in order to consummate the transactions described in this Agreement and to issue the Title Policy to Purchaser.

          (i) A non foreign affidavit for Seller complying with the requirements of Internal Revenue Code Section 1445(f)(3) and the regulations promulgated thereunder, and California withholding Form 590.

          (j) A written notice of the acquisition of the Property by Purchaser, originally executed by Seller and Purchaser, which Seller shall transmit to all tenants and to other parties affected by the sale and

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     purchase of the Property. Such notice shall be prepared by the Seller and shall be subject to Purchaser's reasonable approval, and shall inform the addressees of the sale and transfer of the Property to Purchaser and contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser. The said notices shall specify that unapplied security deposits under the tenant leases have been delivered to the Purchaser and that the Purchaser is responsible for the refund thereof and shall be adequate under local law to relieve Seller of all liability for return of such deposits.

     7.2 At or prior to the Closing, Purchaser shall execute and/or deliver the following to Seller:

          (a) The Purchase Price.

          (b) Assumption by Purchaser of Seller's obligations under the leases and service contracts with respect to the period from and after Closing.

          (c) Authority documents of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and each document to be executed and delivered by Purchaser in connection with this Agreement and designating one or more officers to execute documents in the Purchaser's name in connection herewith, certified as correct and complete by Purchaser together with an incumbency certificate for each person executing documents on behalf of Purchaser.

          (d) All costs and fees required to be paid by Purchaser pursuant to
     ARTICLE 8.

          (e) A written notice of the acquisition of the Property by Purchaser, originally executed by Seller and Purchaser, which Seller shall transmit to all tenants and to other parties affected by the sale and purchase of the Property. Such notice shall be prepared by the Seller and shall be subject to Purchaser's reasonable approval, and shall inform the addressees of the sale and transfer of the Property to Purchaser and contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Purchaser. The said notices shall specify that unapplied security deposits under the tenant leases have been delivered to the Purchaser and that the Purchaser is responsible for the refund thereof and shall be adequate under local law to relieve Seller of all liability for return of such deposits.

          (f) Such other documents and instruments as may be required in this Agreement or by the Title Company in order to consummate the transactions described in this Agreement.

          (g) Such other instruments, affidavits and tax returns as are customarily executed by the purchaser of an interest in real property in connection with the recording of a deed.

                                   ARTICLE 8

                         APPORTIONMENTS AND ADJUSTMENTS

     8.1 Seller shall be responsible for and pay all accrued expenses with respect to the Project accruing up to 11:59 P.M. on the day prior to the Closing Date (the "Adjustment Date") and shall be entitled to receive and retain all revenue from the Project with respect to the period accruing up to the Adjustment Date. Purchaser shall be responsible for and pay all accrued expenses with respect to the Project accruing after the Adjustment Date and shall be entitled to receive and retain all revenue from the Project with respect to the period accruing after the Adjustment Date.

     8.2 On the Closing Date, the following adjustments and apportionments shall be made in cash as of the Adjustment Date:

        (a) (i) Rents for the month in which the Closing Date occurs (the "Closing Month"). If past due rents are owing by tenants for any period prior to the Closing Month (the "Rent Arrearages"), then promptly after the Closing Date Purchaser shall bill all tenants for such sums and shall use its reasonable efforts to collect all Rent Arrearages. Rents collected by Purchaser after the Closing shall be applied first to current rents due and then to Rent Arrearages. In determining the amounts required to be paid to Seller, Purchaser shall not be permitted to accept any rentals or other amounts from tenants in advance of the due dates therefor. If, as and when the Purchaser collects payments

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        from a tenant on account of Rent Arrearages, Purchaser shall hold such funds as trustee for Seller and shall pay an amount equal to the Rent Arrearages collected during a given month to Seller on or before the tenth day of the next following month.

             (ii) After the Closing, Purchaser shall deliver to Seller a monthly collection report for any month in which Rent Arrearages were collected or after Seller's request, showing the sum, if any, paid by each tenant at the Property and the unpaid balance owed by such tenant pursuant to its lease through the end of such calendar month; such collection report shall be delivered to Seller within ten (10) days after the last day of any month in which Rent Arrearages, were collected or within ten days after Seller's request until Seller has received all Rent Arrearages. The Seller shall have the right to review and audit the Purchaser's records with respect to the tenants who have Rent Arrearages at Closing.

          (b) Real estate taxes, ad valorem taxes, school taxes, assessments and personal property, intangible and use taxes, in any.

          (c) Charges under service contracts affecting the Project on the Closing Date and utility charges and deposits relating to the Project.

          (d) Water and sewer charges on the basis of the period for which assessed.

     8.3 At the Closing, Purchaser will receive a credit against the Purchase Price in an amount equal to all unapplied security deposits payable to tenants and interest thereon, if required by applicable law or the terms of the leases, and prepaid rents paid by tenants under leases in effect on the Closing Date against Purchaser's receipt and indemnification therefor. Upon making such credit, Purchaser will be deemed to have received all such security deposits and shall be fully responsible for the same as if a cash amount equal to such security deposits were actually delivered to Purchaser. Prior to the Closing, Seller reserves the right to apply all security deposits as provided under the respective leases.

     8.4 The provisions of this ARTICLE 8 shall survive the Closing.

                                   ARTICLE 9

                                    REMEDIES

     9.1 IN THE EVENT THE SALE OF THE PROJECT IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER. SELLER HEREBY WAIVES ANY AND ALL BENEFITS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 3389.

         /s/ BAE                      /s/ GMM
- -------------------------    -------------------------
    Seller's Initials          Purchaser's Initials

     9.2 If the sale contemplated by this Agreement is not consummated because of Seller's failure to perform its obligations hereunder, Purchaser shall be entitled, as its exclusive remedies, to elect either (a) to terminate this Agreement and have the Deposit returned to it or (b) to enforce specific performance of Seller's obligations under this Agreement; provided, however, that Seller shall not be required to expend any money other than the amounts provided in ARTICLE 8, or take any action other than delivery of the items provided in ARTICLE 7, in connection with such specific performance, or (c) to terminate this Agreement

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

and have the Deposit returned to it and seek damages for reimbursement of Purchaser's actual out-of-pocket expenses not in excess of $50,000.

     9.3 The non breaching party shall also be entitled to recover against the breaching party its costs and expenses, including reasonable attorneys fees and court costs, incurred by such non breaching party in enforcing any of the its remedies hereunder.

                                   ARTICLE 10

                      DAMAGE, DESTRUCTION OR CONDEMNATION

     10.1 Seller agrees to maintain its present policies of fire insurance covering the Project in full force and effect from the date of this Agreement through and including the Closing Date.

     10.2 If on or before the Closing Date either (a) all or a substantial part of the improvements on the Land is damaged or destroyed by fire or the elements or by any other cause, or (b) all or a substantial part of the Property is taken by condemnation or other power of eminent domain, Purchaser may, by written notice given to the Seller within ten (10) days after Purchaser shall have notice of the occurrence or the taking (but in no event after the Closing Date), elect to terminate this Agreement.

     10.3 If either (a) a substantial part of the improvements on the Land is damaged or destroyed or a substantial part of the Property is taken by condemnation or other power of eminent domain but this Agreement is not canceled as provided in Section 10.2, or (b) on or before the Closing Date, an insubstantial part of the improvements on the Land is damaged or destroyed or an insubstantial part of the Property is so taken, then neither Seller nor Purchaser shall have the right to terminate this Agreement based upon such damage, destruction or taking, and on the Closing Date,

          (i) Seller shall credit the Purchase Price with an amount equal to any sums of money collected by Seller under its policies of insurance or renewals thereof insuring against the loss in question (after deducting (1) any expenses incurred by Seller in collecting such insurance and (2) any amount that Seller shall have paid, agreed to pay, or shall have been obligated to pay for repairs or restoration of the damage), and Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to said policies with respect to the Property and any further sums payable under said policies, and

          (ii) Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that may be made for any taking by condemnation or other power of eminent domain.

     10.4 For the purposes of this Article, a substantial part of the Property or the improvements on the Land shall be deemed to mean a portion having a value of $100,000 or more or which would require expenditure of $100,000 or more for repair or restoration.

                                   ARTICLE 11

                                     BROKER

     11.1 Purchaser represents and warrants to Seller that neither Purchaser nor any entity related to Purchaser has dealt with any broker or other person or entity claiming by, through or under Purchaser, who would be entitled to a commission or other brokerage fee from Seller in connection with the transactions described in this Agreement. Purchaser agrees to indemnify, defend and hold the Seller harmless of and from any loss, cost, damage or expense (including reasonable attorneys' fees and court costs) arising out of any inaccuracy in the representation or warranty made by Purchaser in this Section 11.1.

     11.2 Seller represents and warrants to Purchaser that neither Seller nor any entity related to Seller has dealt with any broker or other person or entity claiming by, through or under Seller who would be entitled to a commission or other brokerage fee from Purchaser in connection with the transactions described in this Agreement. Seller agrees to indemnify, defend and hold the Purchaser harmless of and from any loss, cost, damage or expense (including reasonable attorneys' fees and court costs) arising out of any inaccuracy in the representation or warranty made by Seller in this Section 11.2.

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

     11.3 Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article shall survive the Closing and any prior termination of this Agreement for any reason whatsoever.

                                   ARTICLE 12

                                    NOTICES

     Any notice given or required to be given pursuant to any provision of this Agreement shall be in writing and shall either be personally delivered or sent by facsimile or reputable commercial courier service guaranteeing overnight delivery, and shall be deemed to have been given upon receipt if personally delivered or sent by facsimile, or, upon delivery to such courier, with delivery charges prepaid, if sent by such a courier, in either case addressed as follows:

         Purchaser:  Bay Apartment Communities, Inc.
                     4340 Stevens Creek Blvd., Ste. 275
                     San Jose, California 95129
                     Attn: Geoffrey Baker
                     Fax: 408-984-7060
                     Phone: 408-983-1500

    with a copy to:  Scott Brooks, Esq.
                     Cox, Castle & Nicholson
                     2327 Green Street, #2
                     San Francisco, California 94123
                     Fax: 415-775-5053
                     Phone: 415-775-3937

            Seller:  Consolidated Sunset Limited Partnership
                     10670 North Central Expressway
                     Dallas, Texas 75231
                     Attn: Mark Nardizzi
                     Fax: 214-696-2567
                     Phone: 214-692-4788

    with a copy to:  Cary L. Newburger, Esq.
                     333 East 49th Street, #3T
                     New York, New York 10017
                     Fax: 212-317-0725
                     Phone: 212-355-3135

     Either party may, by giving notice to the other in the manner set forth above, change the address to which notices shall be sent to it, provided that any such change of address shall be effective three (3) days after it is given. The attorney for each party to this Agreement may give notices on behalf of his client with the same force and effect as if such notice was given directly by such party.

                                   ARTICLE 13

                                   ASSIGNMENT

     Neither the rights of Purchaser hereunder, nor any portion thereof, may be assigned; provided, however, that upon not less than ten (10) days' prior written notice, which notice to be effective must be accompanied by an executed instrument of assignment and assumption, Purchaser may assign all of its interest in this Agreement and the Deposit to a partnership, corporation or limited liability company owned by the Purchaser.

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

                                   ARTICLE 14

                               INSPECTION PERIOD

     Purchaser intends to continue its physical inspection of the Project through and including May 9, 1996 ("Inspection Period"), which inspection shall be at the sole cost and expense of Purchaser. Seller shall assist with such inspection and shall deliver to Purchaser copies of rent rolls, service contracts, and other materials in Seller's possession that Purchaser reasonably requests. Leases, tenant files and certain other information will be made available for Purchaser's inspection at the Project or other place where such information is maintained. Seller shall not be obligated to incur any material cost or expense in obtaining items for Purchaser's inspection. All information received by Purchaser relating to the Project, Seller or its affiliates shall be kept in strict confidence and used solely for the purpose of determining the advisability of proceeding with the transaction described in this Agreement. Purchaser shall have the right to terminate this Agreement if Purchaser, in its sole and absolute discretion, deems the Project or any aspect thereof, to be unsatisfactory. Purchaser may exercise such right to terminate on or before the last day of the Inspection Period (i) by giving Seller written notice of such termination or (ii) by failing to give Seller notice that Purchaser has approved the purchase of the Project and has elected to ratify this Agreement ("Ratification Notice").

     If Purchaser does not give Seller a Ratification Notice on or before the last day of the Inspection Period, Purchaser shall be deemed to have irrevocably and absolutely terminated this Agreement pursuant to the provisions of this Article.

                                   ARTICLE 15

                                 MISCELLANEOUS

     15.1 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective heirs, successors, legal representatives and permitted assigns.

     15.2 Wherever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the second business day thereafter.

     15.3 This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been executed by each of the parties hereto and delivered to each of the other parties hereto.

     15.4 The captions at the beginning of the several paragraphs, Sections and Articles are for convenience in locating the context, but are not part of the context. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Exhibits contained in this Agreement refer to the Exhibits which are attached to this Agreement, all of which Exhibits are incorporated in, and made a part of, this Agreement by reference. Unless otherwise specifically set forth in this Agreement to the contrary, all references to Articles, Sections, paragraphs and clauses refer to portions of this Agreement.

     15.5 If any term or provision of this Agreement shall be held to be illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in full force and effect.

     15.6 This Agreement and the other writings referred to in, or delivered pursuant to, this Agreement, embody the entire understanding and contract between the parties hereto with respect to the Project and supersede any and all prior agreements and understandings between the parties hereto, whether written or oral, formal or informal, with respect to the subject matter of this Agreement. This Agreement has been entered into after full investigation by each party and its professional advisors, and neither party is relying upon any statement, representation or warranty made by or on behalf of the other which is not expressly set forth in this Agreement.

     15.7 No extensions, changes, waivers, modifications or amendments to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extension, change, waiver, modification or amendment made or claimed by Seller or Purchaser shall have any force or effect whatsoever, unless the same is contained in a writing and is fully executed by the party against whom such matter is asserted.

     15.8 This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

     15.9 Each party hereto shall pay all charges specified to be paid by them pursuant to the provisions of this Agreement and their own attorney's fees in connection with the negotiation, drafting and closing of this Agreement.

     15.10 Purchaser warrants and represents to Seller that, subject to any provisions hereof to the contrary, Purchaser has full power and authority to enter into this Agreement and to perform all of Purchaser's obligations under this Agreement, and that the person executing this Agreement on Purchaser's behalf has been duly authorized and is empowered to bind Purchaser to this Agreement.

     15.11 Purchaser and Seller agree that this Agreement has been entered into solely for the benefit of Purchaser and Seller and no other person or entity, it being the intention of Purchaser and Seller that no person or entity not a party to this Agreement shall have any right or standing to (a) bring any action against Purchaser or Seller based on this Agreement, or (b) assume that any provision of this Agreement will be enforced or remain unmodified or unwaived, or (c) assert that it or he is or should be or was intended to be a beneficiary of any provision of this Agreement.

     15.12 This Agreement is subject to the approval of the Board of Trustees of Seller's general partner. If such approval is not obtained on or before April 26, 1996, then this Agreement shall be terminated and the Deposit returned to Purchaser.

     15.13 Seller agrees not to market or show the Project to any other prospective purchasers during the term of this Agreement.

     15.14 Purchaser and Seller each agree that prior to Closing, the terms of the transaction contemplated by this Agreement, the identity of the parties and all information made available by Purchaser to Seller or by Seller to Purchaser or in any way relating to the Purchaser's or Seller's interest in the transaction, shall be maintained in strict confidence and prior to Closing, no disclosure of such information will be made by Purchaser or Seller, whether or not the transaction contemplated by this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate this transaction. Purchaser and Seller further agree that nothing in this Section shall prevent them from disclosing or accessing any information otherwise deemed confidential under this Section (a) in conjunction with that parties enforcement of its rights hereunder; (b) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement; (c) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (d) to potential investors, participants or permitted assignees in or of the transaction contemplated by this Agreement or such party's rights therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their respective duly authorized representatives on the day and year first above written.

     SELLER: Consolidated Sunset Limited Partnership, a California limited partnership

                                    By:  Continental Mortgage and Equity Trust,
                                         a California business trust,
                                         its general partner

                                         By: /s/  BRUCE A. ENDENDYLE
                                             ---------------------------------
                                             Name: Bruce A. Endendyle
                                             Title: Executive Vice President

     PURCHASER:                     Bay Apartment Communities, Inc.,
                                    a Maryland corporation

                                    By: /s/  GILBERT M. MEYER
                                         ------------------------------------
                                         Name: Gilbert M. Meyer
                                         Title: President

                                                                    SUNSET TOWER

                                FIRST AMENDMENT
                                       TO
                        AGREEMENT FOR PURCHASE AND SALE

     THIS FIRST AMENDMENT AGREEMENT (this "Amendment") dated effective as of April 26, 1996, is made between CONSOLIDATED SUNSET LIMITED PARTNERSHIP, a California limited partnership, with offices at 10670 North Central Expressway, Dallas, Texas 75231 ("Seller"), and BAY APARTMENT COMMUNITIES, INC., a Maryland corporation, with offices at 4340 Stevens Creek Blvd., Ste. 275, San Jose, California 95129 ("Purchaser").

                                  WITNESSETH:

     Whereas, Purchaser and Seller have entered into a certain Agreement for
Purchase and Sale dated April   , 1996 (the "Agreement") for the sale and
purchase of an apartment project known as Sunset Towers, San Francisco, California (the "Project"); and

     Whereas, the parties, have agreed to modify the Agreement, as set forth herein.

     Now, therefore, the Purchaser and Seller agree as follows:

          1. Seller has received the approval of the Board of Trustees of Seller's general partner pursuant to the provisions of Section 15.12.

          2. At Purchaser's request, Seller agrees not to rent apartment units at the Project to new tenants following May 9, 1996. Nothing herein shall prohibit the renewal of any existing lease. Purchaser shall pay Seller the market rent shown on Seller's Rent Roll for each such unrented unit covering the period from the date the unit became available for rental to the earlier of (a) the Closing Date, or (b) the termination of the Agreement. Such payment shall be due and payable on the earlier of the Closing Date or the date of termination of the Agreement. Purchaser's obligations in this paragraph shall survive any termination of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their respective duly authorized representatives.

     SELLER: Consolidated Sunset Limited Partnership, a California limited partnership

                                By:  Continental Mortgage and Equity Trust,
                                     a California business trust,
                                     its general partner

                                     By:
                                        -----------------------------------

                                      Name:
                                            ---------------------------------

                                      Title:
                                            ---------------------------------

     PURCHASER:                  Bay Apartment Communities, Inc.,
                                 a Maryland corporation

                                 By: /s/  GEOFFREY L. BAKER
                                     -----------------------------------------
                                     Name: Geoffrey L. Baker
                                     Title: Chief Development and
                                            Acquisition Officer

                                SECOND AMENDMENT
                                       TO
                        AGREEMENT FOR PURCHASE AND SALE

     THIS SECOND AMENDMENT TO AGREEMENT (this "Amendment") dated effective as of May 7, 1996, is made between CONSOLIDATED SUNSET LIMITED PARTNERSHIP, a California limited partnership, with offices at 10670 North Central Expressway, Dallas, Texas 75231 ("Seller"), and BAY APARTMENT COMMUNITIES, INC., a Maryland corporation, with offices at 4340 Stevens Creek Blvd., Ste. 275, San Jose, California 95129 ("Purchaser").

                                  WITNESSETH:

     Whereas, Purchaser and Seller have entered into a certain Agreement for
Purchase and Sale dated April   , 1996 as amended by First Amendment to
Agreement for Purchase and Sale (as amended, the "Agreement") for the sale and purchase of an apartment project known as Sunset Towers, San Francisco, California (the "Project"); and

     Whereas, the parties have agreed to modify the Agreement, as set forth herein.

     Now, therefore, the Purchaser and Seller agree as follows:

          1. The Inspection Period (as defined in Article 14 of the Agreement) shall expire at 5:00 P.M. Dallas, Texas time on May 10, 1996.

     IN WITNESS WEREOF, the parties hereto have caused this Agreement to be executed in their names by their respective duly authorized representatives.

     SELLER: Consolidated Sunset Limited Partnership, a California limited partnership

                                     By:  Continental Mortgage and Equity Trust,
                                          its general partner

                                          By:     /s/  BRUCE A. ENDENDYLE
                                             ----------------------------------


     PURCHASER:                           Bay Apartment Communities, Inc.,
                                          a Maryland corporation

                                          By:     /s/  GILBERT M. MEYERS
                                             ----------------------------------
                                                         President